SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2001

LITRONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26227	33-0757190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17861 Cartwright Road, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 851-1085

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

     On August 22, 2001, Litronic Inc. (the “Registrant”) publicly disseminated a press release announcing the names of the individuals who will fill top management positions following the proposed merger of Litronic Merger Corp., a wholly-owned subsidiary of the Registrant with and into BIZ Interactive Zone, Inc. (“BIZ”). Following the merger, the two companies will operate on a combined basis under the name SSP Solutions, Inc. In the press release, the Registrant announced that Kris Shah, the current Chairman of the Board and Chief Executive Officer of the Registrant and Marvin Winkler, the current Chairman of the Board and Chief Executive Officer of BIZ will each hold the position of Co-Chairman of the Board and Co-Chief Executive Officer of SSP Solutions, Inc. following the merger. The Registrant also announced the appointment of Richard M. Depew to the position of President and Chief Operating Officer of the Registrant.

     The full text of the press release issued by the Registrant on August 22, 2001 concerning the foregoing is filed as Exhibit 99.1 hereto and is incorporated herein by this reference.

ITEM 7. Financial Statements and Exhibits.

     (c)  Exhibits.

               99.1          Press Release dated August 22, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2001	LITRONIC INC.

	By:	/s/ Kris Shah Kris Shah, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated August 22, 2001.